EXHIBIT 24.4


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                 -----------------------------------------

Board of Directors
Universal Network Services, Inc.
  and Subsidiaries

We consent to the incorporation by reference in this Form S-3 Registration Statement of Network Long Distance, Inc., of our report dated May 24, 1996, related to the 1994 and 1995 consolidated financial statements of Universal Network Services, Inc. and subsidiaries, included in Network Long Distance, Inc.'s Form 8-K/A dated August 2, 1996 and to the reference to our firm under the heading "Experts" included in the Prospectus.


                                   /s/ CORBIN & WERTZ
                                   --------------------------
                                   Corbin & Wertz

Irvine, California
August 27, 1996